Exhibit 33.1

Certification Regarding Compliance with Applicable Servicing Criteria

1.

JPMorgan Chase Bank, National Association (the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions involving credit card receivables, for which transactions the Asserting Party acted as servicer, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or after January 1, 2006, where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix B hereto;

2.

The Asserting Party has engaged vendors (the “Vendors”), none of whom is considered a “servicer” as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities, and, as permitted by Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“CD&I 200.06”) (formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations), the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto.[1] The Asserting Party has policies and procedures in place designed to provide reasonable assurance that each Vendor’s activities comply in all material respects with the servicing criteria applicable to such Vendor. The Asserting Party is solely responsible for determining that it meets the SEC requirements to apply CD&I 200.06 for the Vendors and related criteria;

3.

Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities that it performs with respect to the Platform;

5.	The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole;

6.

The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole;

[1]

For the period from January 1, 2024 through October 31, 2024, Wells Fargo Bank, National Association (“Wells Fargo Bank”) was the indenture trustee and collateral agent under the Fourth Amended and Restated Indenture, dated as of January 20, 2016 (the “Indenture”), by and between Chase Issuance Trust (the “Issuing Entity”) and Wells Fargo Bank. As of November 1, 2021, Computershare Trust Company, National Association (“CTCNA”) began acting as agent for Wells Fargo Bank, as the indenture trustee and collateral agent under the Indenture (see the Current Report on Form 8-K, filed on November 3, 2021). As disclosed in the Current Report on Form 8-K, filed on November 1, 2024, as of November 1, 2024, Wells Fargo Bank assigned, and CTCNA assumed, the roles as indenture trustee and collateral agent and the respective rights, duties and obligations under the Indenture. Note that neither Wells Fargo Bank nor CTCNA, as indenture trustee and collateral agent (or agent thereto), is considered a “Vendor” for purposes of this report. Instead, each of Wells Fargo Bank and CTCNA is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and as such, will provide its own report regarding its compliance with Regulation AB.

7.

The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 28, 2025

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Maria Laura Sarcone
Name: Maria Laura Sarcone
Title: Managing Director

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	X

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X

Appendix A Page 1

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X2

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

[1]

The Asserting Party allocates amounts due to investors and remits such amounts to the Trustee in accordance with the timeframes, distribution priority and other terms set forth in the transaction agreements.

[2]	The Asserting Party agrees amounts remitted to investors per the investor reports to amounts remitted to the Trustee per the custodial bank statements.

Appendix A Page 2

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X3	X3

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.	X

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X

[3]

The Asserting Party was responsible for the remittance of electronic payments on pool assets and for the servicing functions related to the allocation and posting of payments on pool assets. Each of Exela Technologies, Inc. and Deluxe Financial Services, LLC is responsible for the opening, listing and depositing of remittance payments mailed to post office boxes serviced by the Asserting Party.

Appendix A Page 3

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

Appendix A Page 4

Appendix B

Chase Issuance Trust

Class A (2022-1)

Class A (2023-1)

Class A (2023-2)

Class A (2024-1)

Class A (2024-2)